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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-3/A (File no. 333-123677) of our report dated March 11, 2005, relating to the consolidated financial statements of West Coast Power LLC, which appears in NRG Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Houston, Texas
May 26, 2005